Exhibit 10.20

AMENDED AND RESTATED SUCCESS FEE AGREEMENT

THIS AMENDED AND RESTATED SUCCESS FEE AGREEMENT (this “Agreement”) is made and entered into as of October 2, 2023, by and between AIRO Group Holdings, Inc., a Delaware corporation (the “AIRO”), and New Generation Aerospace, Inc., a Delaware corporation (“NGA”). Each of the AIRO and NGA are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, AIRO engaged NGA for the purposes of having NGA provide AIRO reasonable advisory services relating to AIRO’s consideration of and execution of an initial public offering pursuant to that certain Success Fee Agreement dated June 7, 2022 (the “Original Success Fee Agreement”); and

WHEREAS, AIRO and NGA desire to amend and restate the terms of the Original Success Fee Agreement to better align AIRO entering into a business combination with a SPAC (a “SPAC Transaction”) rather than completing an initial public offering, including but not limited to the change in economics resulting from moving from an initial public offering to a SPAC Transaction.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the AIRO and NGA agree as follows:

AGREEMENT

1. Services. NGA has in the past and shall in the future, upon AIRO’s request, provide reasonable advisory services (the “Services”) relating to AIRO’s consideration of and execution of roll-up mergers and a SPAC Transaction. For the avoidance of doubt, all activities of NGA related to AIRO are deemed to be Services subject to this Agreement.

2. Success Fee. As consideration for the Services provided to AIRO by NGA, NGA shall be entitled to a Stock Issuance and Cash Payment, as defined below.

a. Issuance of AIRO Shares. No later than two (2) business days prior to the closing of the SPAC Transaction, AIRO shall issue to NGA 57,792 shares of AIRO Common Stock (the “Stock Issuance”). If NGA is otherwise subject to a lock-up agreement pursuant to the terms of the Agreement and Plan of Merger between AIRO and Kernel Group Holdings, Inc., eighty-five percent (85%) of the Stock Issuance to NGA shall be subject to those lock-up terms upon closing of the SPAC Transaction. The terms of any such lock-ups shall be set forth in separate lock-up agreements with NGA.

b. Cash Payment. Within five (5) business days of the closing of the SPAC Transaction, AIRO or its successor shall make a one-time cash payment to NGA in an amount of $150,007.78 (the “Cash Payment”).

3. Termination; Assignment. This Success Fee Agreement (this “Agreement”) shall be binding on AIRO and its successors and assigns and shall terminate upon the earlier of: (a) December 31, 2023, and (b) payment in full of the Success Fee pursuant to the terms herein (the “Termination Date”). Neither NGA nor AIRO may assign its rights and obligations under this Agreement without the other Party’s prior written consent.

4. Governing Law, Jurisdiction and Jury Trial Waiver.

a. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

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b. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

c. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS NOTE CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4(c).

5. Amendment. This Agreement may only be amended or modified pursuant to a written instrument executed by AIRO and NGA.

6. Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

7. Entire Agreement. This Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof and supersedes and cancels any prior communications, understandings, and agreements between the parties, including but not limited to the Original Success Fee Agreement.

8. Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one agreement.

[Remainder of page intentionally blank; signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have caused this Success Fee Agreement to be executed as of the date first above written.

AIRO:

AIRO GROUP HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Joseph Burns
Joseph Burns, Chief Executive Officer

NGA:

NEW GENERATION AEROSPACE, INC.,
a Delaware corporation

By:	/s/ Chirinjeev Kathuria
Dr. Chirinjeev Kathuria, Executive Chairman

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